UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2006

ATLAS AMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32169	51-0404430

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

    311 Rouser Road, Moon Township, PA 15108
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

                                              N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The information furnished pursuant to Item 7.01 in this report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, unless Atlas America, Inc. (“Atlas America”) specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

On June 29, 2006, Atlas Pipeline Holdings, L.P. (“Holdings”) , a subsidiary of Atlas America, filed Amendment No. 6 to its Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to an initial public offering of common units of Holdings. Upon completion of the offering, Holdings will own a 100% ownership interest in Atlas Pipeline Partners GP, LLC (“Atlas Pipeline GP”), the general partner of Atlas Pipeline Partners, L.P. (“Atlas”).

Atlas Pipeline GP will own:

(i)	a 2% general partner interest in Atlas, which entitles it to receive 2% of the cash distributed by Atlas;

(ii)
all of the incentive distribution rights in Atlas, which entitle it to receive increasing percentages, up to a maximum of 48.0%, of any cash distributed by Atlas as it reaches certain target distribution levels in excess of $0.42 per Atlas unit in any quarter; and

(iii)	1,641,026 common units of Atlas, representing approximately 12.6% of the outstanding common units of Atlas, or an 11.5% limited partner interest in Atlas.

A registration statement relating to these securities has been filed with the SEC but has not yet been become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Amendment No. 6 to the registration statement and the related prospectus filed by Holdings with the SEC is available free of charge at the SEC’s website, www.sec.gov, or you may obtain a prospectus by submitting requests to Lehman Brothers, c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, email:monica_castillo@adp.com or fax (631) 254-7268.

The registration statement contains certain information that may not have been previously made publicly available by Atlas America, which information is hereby incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS AMERICA, INC.

By: /s/ Matthew A. Jones

Name: Matthew A. Jones
Date: June 29, 2006	Title: Chief Financial Officer